Exhibit 21.1

CROSSAMERICA PARTNERS LP ENTITIES

NAME OF ENTITY	JURISDICTION
CAP OPERATIONS, INC.	Delaware
CAP WEST VIRGINIA HOLDINGS, LLC	Delaware
CAPL JKM HOLDINGS LLC	Delaware
CAPL JKM PARTNERS LLC	Delaware
CAPL JKM WHOLESALE LLC	Delaware
CAPL RETAIL LLC	Delaware
COBBLER’S CREEK LLC	Delaware
CROSSAMERICA PARTNERS LP	Delaware
DELG – UST I, LLC	Delaware
ERICKSON OIL PRODUCTS, INC.	Wisconsin
EXPRESS LANE, INC.	Florida
FLLG – UST I, LLC	Delaware
FREEDOM VALU CENTERS, INC.	Wisconsin
HARLEYSVILLE GAS STATION, LLC	Delaware
JOE’S KWIK MARTS LLC	Delaware
JOE’S KWIK MARTS MA LLC	Massachusetts
KYLG – UST I, LLC	Delaware
LANSDALE GAS STATION LLC	Delaware
LEHIGH GAS WHOELSALE LLC	Delaware
LEHIGH GAS WHOLESALE SERVICES, INC.	Delaware
LGP OPERATIONS LLC	Delaware
LGP REALTY HOLDINGS GP LLC	Delaware
LGP REALTY HOLDINGS LP	Delaware
M & J OPERATIONS, LLC	West Virginia
MALG – UST I, LLC	Delaware
MALG - UST II, LLC	Delaware
MELG – UST I, LLC	Delaware
MINNESOTA NICE HOLDINGS INC.	Delaware
NHLG – UST I, LLC	Delaware
NJLG – UST I, LLC	Delaware
NTI DROP DOWN ONE, LLC	Delaware
NYLG – UST I, LLC	Delaware
OHLG – UST I, LLC	Delaware
PALG – UST I, LLC	Delaware
PALG – UST II, LLC	Delaware
PALG – UST III, LLC	Delaware
PALG – UST IV, LLC	Delaware
PALG – UST V, LLV	Delaware
PALG – UST VI, LLC	Delaware
PALG – UST VII, LLC	Delaware
PALG – UST VIII, LLC	Delaware
PALG – UST IX, LLC	Delaware
PETROLEUM MARKETERS, INCORPORATED	Virginia
PM PROPERTIES, INC.	Virginia
STOP IN FOOD STORES, INC.	Virginia
79 NEEDHAM STREET NEWTON, LLC	Delaware
1001 BALTIMORE AVE. EAST LANDSDOWNE, LLC	Pennsylvania
103 N. POTTSTOWN PIKE EXTON, LLC	Pennsylvania
1130 BALTIMORE PIKE GLEN MILLS, LLC	Pennsylvania
1229 MCDADE BLVD. WOODLYN, LLC	Pennsylvania
123 NORTH PINE LANGHORNE, LLC	Pennsylvania
1266 E. OLD LINCOLN HWY. LANGHORNE, LLC	Pennsylvania
201 W. GERMANTOWN PIKE NORRISTOWN, LLC	Pennsylvania
2306 LYCOMING CREEK ROAD WILLIAMSPORT, LLC	Delaware
2311 N TRIPHAMMER RD LANSING, LLC	New York

234-248 N. 63RD ST. PHILADELPHIA, LLC	Pennsylvania
2401 HAVERFORD ROAD ARDMORE, LLC	Pennsylvania
2405 ROUTE 286, PITTSBURGH, LLC	Delaware
2501 BRIGHTON AVE PITTSBURGH, LLC	Delaware
301 S. KEMP ST. LYONS, LLC	Pennsylvania
3221 ROUTE 22 BRANCHBURG, LLC	Delaware
3300 GRAYS FERRY AVE LLC	Delaware
4200 WHITAKER AVE. PHILADELPHIA, LLC	Pennsylvania
4616 MCKNIGHT RD PITTSBURGH, LLC	Delaware
4640 CHESTNUT ST LLC	Delaware
5110 CITY LINE AVE LLC	Delaware
5250 TORRESDALE AVE., PHILADELPHIA, LLC	Pennsylvania
528 ALTAMONT BOULEVARD FRACKVILLE, LLC	Pennsylvania
5700 HOMEVILLE RD WEST MIFFLIN, LLC	Delaware
5716 HULMEVILLE ROAD BENSALEM, LLC	Pennsylvania
6101 PASSYUNK AVENUE LLC	Delaware
615 S BROAD ST LLC	Delaware
7000 FRANKFURT AVE LLC	Delaware
7424 WEST CHESTER PIKE UPPER DARBY, LLC	Pennsylvania
799 VALLEY FORGE PHOENIXVILLE LLC	Delaware